Exhibit 10.8

Spousal Consent Letter

I, Yingjuan Wang, a Chinese citizen (ID number: 3205031), is the legal spouse of Zhiwei Xu (ID number: 3205201). I hereby unconditionally and irrevocably agree Zhiwei Xu to sign the following documents (hereinafter referred to as Transaction Documents) on October 31 and November 1, 2019, and agree the disposal of the equity of Shanghai Juhao Information Technology Co., Ltd. (hereinafter referred to as the Domestic Company) held by and registered in his name in accordance with the provisions of the following documents,

1.	Exclusive Business Cooperation and Management Agreement signed between Shanghai Jowell Technology Co., Ltd. (hereinafter referred to as Wholly Foreign Owned Enterprise or WFOE) and the Domestic Company;

2.	Equity Interest Pledge Agreement signed by the WFOE, Zhiwei Xu, Shunjun Xu and the Domestic Company;

3.	Exclusive Option Agreement signed by Jowell Technology Limited, Zhiwei Xu, Shunjun Xu and the Domestic Company;

4.	Power of Attorney signed by Zhiwei Xu and Shunjun Xu for Jowell Technology Limited and its designated subsidiaries.

I confirm that I do not have any rights and interests in the equity of the Domestic Company and promise not to make any claim on the equity of the Domestic Company. I further confirm that no further authorization or consent is required for the named’s performance, further modification or termination of the Transaction Documents.

I undertake to sign all necessary documents and take all necessary actions to ensure the proper performance of the Transaction Documents (as amended from time to time).

I agree and undertake that if I obtain any equity interest in the Domestic Company for any reason, I shall be bound by (as amended from time to time) the Transaction Documents and comply with the obligations of the shareholders of the Domestic Company under the Transaction Documents as amended from time to time, and for this purpose, I shall sign the series of written documents that have the similar form and content as the Transaction Documents (as amended from time to time) upon the request of the WFOE.

Spouse:	/s/ Yingjuan Wang

Yingjuan Wang

Date: November 1, 2019